                                                                    EXHIBIT 10.5
                           INDEMNIFICATION AGREEMENT


This Indemnification Agreement ("Agreement") is made as of this ________ day of _________ 1999 by and between SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP HOLDINGS, INC., a Delaware corporation (the "Company") and _____________________ ("Indemnitee").

WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors and officers liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance; and

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation, in general, subjecting officers and directors to expensive litigation risks at the same time as liability insurance has been severely limited; and

WHEREAS, Indemnitee does not regard the current protection available as adequate given the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to serve as officers and directors without adequate protection; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitees, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1.   Indemnification.

          (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, buying and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith in a manner Indemnitee reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

          (b) Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlements actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of this state of Delaware or such other court shall deem proper.

          (c) Mandatory Payments of Expenses. To the extent that Indemnitee has been successful on the merits were otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section 1 for the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by Indemnitee in connection therewith.

     2. Agreement to Serve. In consideration of the protection afforded by this Agreement, if Indemnitee is a director of the Company he agrees to serve at least for the balance of the current term as a director and not to resign voluntarily during such period without the written consent of a majority of the Board of Directors. If Indemnitee is an officer of the Company not serving under an employment contract, he agrees to serve in such capacity at least for the balance of the current fiscal year of the Company and not to resign voluntarily during such period without the written consent of a majority of the Board of Directors. Following the applicable period set forth above, Indemnitee agrees to continue to serve in such capacity at the will of the Company (or under separate agreement, if such agreement exists) so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the bylaws of the Company or any subsidiary of the Company until such time has he tenders his resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

     3.   Expenses; Indemnification Procedure.

          (a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in
Section 1(a) or (b) hereof. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefore by Indemnitee to the Company.

          (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable than any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to Seagate software, Inc., 920 Disk Drive, Scotts Valley, CA 95066, Attn: Susan J. Wolfe (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received on the third business day after the date post marked by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and shall be within Indemnitee's power.

          (c)  Procedure.  Any indemnification and advances provided for in
Section 1 and this Section 3 shall be made no later than forty five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement. Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of providing such defense shall be on the

Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee are subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

          (d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceedings to the insurers in accordance with procedure set forth in respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitees, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

          (e) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, the council approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitees and retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a confilict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

     4.   Additional Indemnification Rights; Non-Exclusivity.

          (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations, under this Agreement. In the event in any change in any applicable law, statute or rule which narrows the right of the Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties rights or obligations hereunder.

          (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken are not taken while serving as an indemnified capacity even though he may have ceased to serve in certain such capacity at the time of any action, suit or other covered proceeding.

     5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some portion of expenses, judgments, finds or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, finds or penalties to which Indemnitee is entitled.

     6. Mutual Technology. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC.") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken with the SEC to submit the question to a court in certain circumstances for determination of the Company's right under public policy to indemnify Indemnitee.

     7. Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the cost to obtain such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Companies directors, if Indemnitee is a director; or of the Companies officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determined in good faith that such insurance is not reasonably available, if the premium cost for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by parent or subsidiary of the Company.

     8. Severability. Nothing in his Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall have been invalidated and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

     9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement.

          (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of such expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

          (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

          (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgment, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company;

          (d) Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, for any similar successor statute.

     10.  Construction of Certain Phrases.

          (a) For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that, Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust for other enterprise. Indemnitee shall stand in the same position under provision of this Agreement with respect resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          (b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee for agent of the Company which imposes duties on, or involves services by such director, officer, employee or agent with respect to employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

     12. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

     13. Attorney's Fees. In the event any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys fees, incurred by Indemnitee with respect to such action unless as part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action or not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (included with respect to Indemnitee's counterclaims and cross claims made in such action), unless as a part of such action the court determines that such each of Indemnitee's material defenses to such action were made in bad faith or were frivolous

     14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the data such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid on the third business day after the date postmarked. Addresses for notice to either party are shown on the signature page of this Agreement, or as subsequently modified by written notice.

     15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

     16. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contacts between Delaware residents entered into and to be performed entirely within Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                   SEAGATE SOFTWARE INFORMATION
                                   MANAGEMENT GROUP HOLDINGS, INC.


                                   By:    _____________________________________

                                   Title: President and Chief Operating Officer
                                          -------------------------------------


AGREED TO AND ACCEPTED:

INDEMNITEE:

________________________
Name

________________________
Signature